UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 2, 2024

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AUTOZONE, INC.

(Exact name of registrant as specified in its charter)

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Nevada	1-10714	62-1482048
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 South Front Street

Memphis, Tennessee 38103

(Address of Principal Executive Offices) (Zip Code)

(901) 495-6500

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AZO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, the following leadership transition will take effect on January 2, 2024 (the “Transition Date”): William C. Rhodes, III shall step down as the President and Chief Executive Officer of AutoZone, Inc. (the “Company”) and assume the role of Executive Chairman of the Company, and Philip B. Daniele, III shall serve as the Company’s President and Chief Executive Officer. In connection with the leadership transition, the Board of Directors of the Company (the “Board”) has approved an increase in the size of the Board from ten to eleven directors and appointed Mr. Daniele to fill the newly created vacancy on the Board, both effective as of the Transition Date.

Additionally, on January 2, 2024, in connection with the leadership transition, the Company entered into an agreement with Mr. Daniele (the “Daniele Agreement”), which provides that Mr. Daniele will serve as the Company’s President and Chief Executive Officer, effective as of the Transition Date. The Daniele Agreement further provides that if Mr. Daniele’s employment is terminated by the Company without cause, he will receive (i) severance benefits consisting of an amount equal to 2.99 times his then-current base salary, payable in substantially equal installments over a 36-month period following his termination, (ii) a lump-sum, prorated share of any unpaid annual bonus incentive for any periods during which he was employed, and (iii) payment of an amount equal to the difference between Mr. Daniele’s cost for medical, vision and dental benefits prior to termination of employment and the cost of Mr. Daniele’s COBRA premiums for a period of up to 18 months to the extent such COBRA premiums exceed the amount Mr. Daniele had been paying for such coverage during his employment. The Daniele Agreement further provides that Mr. Daniele will maintain the confidentiality of the Company’s proprietary information and will not compete with the Company or solicit, or seek to cause the resignation by, any of the Company’s current or former employees at or above the level of director (in each case, whose service with the Company overlapped with Mr. Daniele’s employment) for a three-year period after his employment with the Company terminates.

A copy of the Daniele Agreement is included as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing description of the Daniele Agreement included in this Current Report on Form 8-K is a summary, is not complete and is qualified in its entirety by reference to the terms of the Daniele Agreement filed as Exhibit 10.1 hereto, which is incorporated herein by reference.

Item 8.01. Other Events.

On January 2, 2024, the Company issued a press release announcing the leadership transition discussed above, which press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Agreement with Philip B. Daniele, III
99.1	Press Release, dated January 2, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOZONE, INC.

Date: January 2, 2024	By:	/s/ Jenna M. Bedsole
Jenna M. Bedsole
Senior Vice President, General Counsel & Secretary